Exhibit 99.1

COMPANY CONTACTS:

Diane Morefield

EVP & Chief Financial Officer

Strategic Hotels & Resorts

(312) 658-5740

Jonathan Stanner

Vice President, Capital Markets & Treasurer

Strategic Hotels & Resorts

(312) 658-5746

FOR IMMEDIATE RELEASE

WEDNESDAY, FEBRUARY 22, 2012

STRATEGIC HOTELS & RESORTS REPORTS FOURTH QUARTER AND FULL YEAR 2011 RESULTS

Industry leading operating performance drives double digit RevPAR and

EBITDA growth, superior margin expansion for the year;

Company declares first quarter preferred dividend payment

CHICAGO – February 22, 2012 – Strategic Hotels & Resorts, Inc. (NYSE: BEE) today reported results for the fourth quarter and full year ended December 31, 2011.

“Despite lingering global and domestic uncertainty, Strategic Hotels’ superior operating performance again led our competitive set, delivering enviable fourth quarter and full year results,” said Laurence Geller, Chief Executive Officer of Strategic Hotels & Resorts, Inc. “With strong and steady demand growth, permanent productivity enhancements, irreplaceable assets with no competition from new supply, a pipeline of profit enhancement opportunities and a completely restructured balance sheet, the Company is ideally positioned for the future. With these tailwinds, I am pleased to announce the declaration of the first quarter preferred dividend and look forward to continued operating and financial success in 2012.”

Fourth Quarter Highlights

•

Net loss attributable to common shareholders was $15.9 million, or $0.09 per diluted share, in the fourth quarter of 2011, compared with a net loss attributable to common shareholders of $134.8 million, or $0.89 per diluted share, in the fourth quarter of 2010.

•

Comparable funds from operations (Comparable FFO) was $0.11 per diluted share in the fourth quarter of 2011 compared with $0.03 per diluted share in the prior year period. During the quarter, a $10.7 million one-time gain was recorded related to the successful preferred equity tender completed on December 19, 2011. Excluding this adjustment, Comparable FFO would have been $0.05 per diluted share.

•	Comparable EBITDA was $39.9 million in the fourth quarter of 2011 compared with $34.5 million in the prior year period, a 15.9 percent increase.

•

United States same store revenue per available room (RevPAR) increased 10.1 percent in the fourth quarter of 2011, driven by a 6.5 percent increase in average daily rate (ADR) and a 2.2 percentage point increase in occupancy, compared to the fourth quarter 2010. Total revenue per available room (Total RevPAR) increased 10.0 percent with non-rooms revenue increasing by 9.9 percent between periods.

•

North American same store RevPAR increased 9.8 percent in the fourth quarter of 2011, driven by a 6.4 percent increase in ADR and a 2.1 percentage point increase in occupancy, compared to the fourth quarter 2010. Total RevPAR increased 9.0 percent with non-rooms revenue increasing by 8.1 percent between periods.

•

Total North American RevPAR, which includes results from the recently acquired Four Seasons Jackson Hole and Four Seasons Silicon Valley hotels, increased 10.2 percent in the fourth quarter of 2011, driven by a 6.7 percent increase in ADR and a 2.2 percentage point increase in occupancy, compared to the fourth quarter 2010. Total RevPAR increased 9.5 percent with non-rooms revenue increasing by 8.8 percent between periods.

•

European RevPAR decreased 0.1 percent (a 0.6 percent increase in constant dollars) in the fourth quarter of 2011, driven by a 0.1 percent decline in ADR (a 0.5 percent increase in constant dollars) and no change in occupancy between periods. European Total RevPAR increased 2.3 percent in the fourth quarter over the prior year period (2.6 percent in constant dollars).

•

United States same store EBITDA margins contracted 50 basis points in the fourth quarter of 2011 compared to the fourth quarter of 2010. North American same store EBITDA margins contracted 80 basis points between periods. Excluding certain one-time property tax refunds of $4.9 million received during the fourth quarter of 2010, United States same store and North American same store EBITDA margins expanded 290 and 240 basis points, respectively, in the fourth quarter.

Full Year 2011 Highlights

•

Net loss attributable to common shareholders was $23.7 million, or $0.13 per diluted share compared with a net loss attributable to common shareholders of $261.9 million, or $2.13 per diluted share in the prior year.

•

Comparable FFO was $0.20 per diluted share compared with $0.05 per diluted share in the prior year period. During the fourth quarter of 2011, a $10.7 million one-time gain was recorded related to the successful preferred equity tender completed on December 19, 2011. Excluding this adjustment, Comparable FFO would have been $0.14 per diluted share.

•	Comparable EBITDA was $154.8 million compared with $132.0 million in the prior year period, a 17.2 percent increase.

•

United States same store RevPAR increased 12.7 percent, driven by a 7.0 percent increase in ADR and a 3.6 percentage point increase in occupancy, compared to the full year 2010. Total RevPAR increased 11.3 percent with non-rooms revenue increasing by 9.7 percent between years.

•

North American same store RevPAR increased 11.0 percent, driven by a 5.8 percent increase in ADR and a 3.4 percentage point increase in occupancy, compared to the full year 2010. Total RevPAR increased 9.6 percent with non-rooms revenue increasing by 8.0 percent between years.

•

Total North American RevPAR increased 11.0 percent, driven by a 5.8 percent increase in ADR and a 3.3 percentage point increase in occupancy, compared to the full year 2010. Total RevPAR increased 9.6 percent with non-rooms revenue increasing by 8.0 percent between years.

•

European RevPAR increased 8.5 percent (3.8 percent in constant dollars), driven by a 7.0 percent increase in ADR (2.4 percent increase in constant dollars) and a 1.1 percentage point increase in occupancy between years. European Total RevPAR increased 8.2 percent in between years (3.6 percent in constant dollars).

•

United States same store EBITDA margins expanded 220 basis points and North American EBITDA margins expanded 160 basis points compared to the full year 2010. Excluding certain one-time property tax refunds of $4.9 million received during the fourth quarter of 2010, United States same store and North American same store EBITDA margins expanded 320 and 240 basis points, respectively, compared to the full year 2010.

Preferred Dividends

For the first quarter 2012, the Company’s board of directors authorized, and the Company declared a quarterly dividend of $0.53125 per share of 8.5 percent Series A Cumulative Redeemable Preferred Stock (Series A) payable on June 29, 2012 to shareholders of record as of June 15, 2012, a quarterly dividend of $0.51563 per share of 8.25 percent Series B Cumulative Redeemable Preferred Stock (Series B) payable on June 29, 2012 to shareholders of record as of June 15, 2012 and a quarterly dividend of $0.51563 per share of 8.25 percent Series C Cumulative Redeemable Preferred Stock (Series C) payable on June 29, 2012 to shareholders of record as of June 15, 2012, contingent upon the Company’s ability to meet, on the payment date, the requirements of the Maryland General Corporation Law with respect to the payment of dividends (the “Maryland Dividend Requirement”). While the Company cannot make any guarantees, it currently expects to be able to meet the Maryland Dividend Requirement on the June 29, 2012 payment date.

The Company had previously announced, in conjunction with the successful purchase of approximately 3.2 million shares of preferred equity, the declaration of accrued and unpaid dividends on the Series A, B and C preferred stock through December 31, 2011 payable on June 29, 2012 to shareholders of record as of June 15, 2012, contingent upon the Company’s ability to meet the Maryland Dividend Requirement on the payment date.

2011 Transaction Review

•

In December, the Company closed on the purchase of an aggregate of 3,247,507 shares of preferred stock consisting of 1,922,273 shares of Series C stock and 984,625 shares of Series B stock at a purchase price of $26.50 per share and 340,609 shares of Series A stock at a purchase price of $26.70 per share. In addition, the Company announced the payment of 12 quarters of accrued and unpaid dividends through the end of December 31, 2011 to shareholders of record as of June 15, 2012, payable on June 29, 2012, contingent upon the Company’s ability to meet the Maryland Dividend Requirement on the payment date. Total accrued dividends of approximately $72.5 million have been recorded on the balance sheet as distributions payable.

•	In July, the Company closed a $145.0 million limited recourse loan secured by the InterContinental Chicago hotel. The loan bears interest at a fixed rate of 5.61 percent and has a ten-year term.

•

In July, the Company closed a $130.0 million limited recourse loan secured by the Four Seasons Washington, D.C. hotel. The loan bears interest at a floating rate of LIBOR plus 315 basis points and has a three-year initial term with two, one-year extension options, upon satisfaction of certain financial and other conditions.

•

In July, the Company closed a $110.0 million limited recourse loan secured by the Loews Santa Monica Beach hotel. The loan bears interest at a floating rate of LIBOR plus 385 basis points and has a four-year initial term with three, one-year extension options, upon satisfaction of certain financial and other conditions.

•

In July, the Company closed an $85.0 million limited recourse loan secured by the InterContinental Miami hotel. The loan bears interest at a floating rate of LIBOR plus 350 basis points and has a five-year initial term with two, one-year extension options, upon satisfaction of certain financial and other conditions.

•

In June, the Company closed a new $300.0 million secured, revolving credit facility with an accordion feature allowing for additional borrowing capacity up to $400.0 million, subject to certain conditions. The facility’s interest rate is based upon a leverage-based pricing grid ranging from LIBOR plus 275 basis points to LIBOR plus 375 basis points. The facility matures in three years with a one-year extension option available to the Company, subject to certain conditions. The facility is secured by the Four Seasons Punta Mita Resort, the Marriott Lincolnshire Resort, the Ritz-Carlton Half Moon Bay hotel, and the Ritz-Carlton Laguna Niguel hotel.

•

In June, the Company closed on the acquisition of the 49 percent interest in the InterContinental Chicago hotel previously held by an affiliate of the Government of Singapore Investment Corporation (GIC). As part of the transaction, the Company also acquired an additional 2.5 percent ownership interest in the Hyatt Regency La Jolla hotel, giving the Company a 53.5% controlling ownership interest in that hotel. Total consideration was $90.2 million, which included the issuance of 10.8 million shares at a price of $6.51 per share and $19.4 million of cash which includes working capital and post-closing adjustments of $0.5 million.

•

In June, the Company closed on an agreement to recapitalize the Fairmont Scottsdale Princess hotel in a newly formed joint venture with Walton Street Capital, L.L.C. (Walton Street Capital). The recapitalization included an amendment and extension of the existing CMBS first mortgage debt through December 31, 2013, with the option for a second extension through April 9, 2015 upon satisfaction of certain terms and conditions. The new joint venture retired the hotel’s $40.0 million mezzanine debt and total debt on the property was reduced from $180.0 million to $133.0 million. The

Company’s total investment in the joint venture was approximately $34.9 million, which includes its pro rata share of funding for the development of a new 23,000 square foot ballroom and adjoining meeting space at the hotel. The Company and Walton Street Capital are equal partners in the joint venture, with the Company serving as the managing member and continuing to serve as the property’s asset manager.

•

In April, the Company sold its leasehold interest in the Paris Marriott Champs Elysees hotel for consideration of €29.2 million ($41.6 million). As part of the transaction, the Company received €11.9 million ($16.9 million) related to the release of the security deposit and other closing adjustments. The Company expects to receive an additional €1.6 million ($2.1 million).

•

In March, the Company closed on an agreement to acquire the Four Seasons Jackson Hole and Four Seasons Silicon Valley hotels from The Woodbridge Company Limited (Woodbridge) in exchange for an aggregate of 15.2 million shares of common stock at an agreed upon issuance price of $6.08 per share, or approximately $92.4 million. In addition, the Company concurrently privately placed and issued an additional 8.0 million shares of common stock at a price of $6.25 per share to an affiliate of Woodbridge resulting in gross proceeds of $50.0 million.

•

In February, the Company completed a recapitalization of the joint venture that owns the Hotel del Coronado hotel. Under terms of the agreement, a new joint venture was established among the Company, Blackstone Real Estate Advisors (Blackstone) and KSL Resorts. As part of the recapitalization, which valued the hotel at approximately $590 million, the Company invested approximately $57 million to retain a 34.3 percent ownership position in the joint venture and remained as asset manager of the hotel. Blackstone is a 60 percent owner and general partner of the joint venture. A $425 million debt financing was originated by Deutsche Bank.

•	In January, the Company sold its 50 percent interest in BuyEfficient, an electronic purchasing platform, for $9.0 million.

2012 Guidance

For the full year 2012, the Company anticipates that Comparable EBITDA will be in the range of $165.0 million to $180.0 million and Comparable FFO in the range of $0.22 and $0.30 per fully diluted share.

The Company’s 2012 guidance includes the following assumptions:

•

Same Store North American RevPAR and Total RevPAR growth in the range of 6.0 percent to 8.0 percent and 5.0 percent to 7.0 percent, respectively. Same Store operating metrics include North American hotels which are included in the Company’s consolidated financial results but excludes the Four Seasons Jackson Hole and Four Seasons Silicon Valley hotels, which were acquired in 2011;

•	Same Store North American EBITDA margins between 22.1 percent and 22.9 percent or 100 basis points to 175 basis points expansion;

•	Corporate G&A expenses in the range of $22.0 to $24.0 million, excluding any expense related to the Company’s Value Creation Plan;

•	Consolidated interest expense in the range of $85 million to $90 million, including approximately $12 million of non-cash interest expense, primarily related to swap financing amortization costs;

•	Hyatt Regency La Jolla mortgage, which matures in September 2012, successfully restructured or refinanced and ownership of 53.5 percent is retained through year-end;

•	Preferred dividend expense of $24.2 million;

•

Capital expenditures totaling approximately $65 million to $75 million, including spending of $35 million from property furniture, fixtures and equipment (FF&E) reserves and an additional $30 million to $40 million of owner-funded spending; and

•	No additional planned acquisition, disposition or capital raising activity.

Portfolio Definitions

United States same store hotel comparisons for the fourth quarter and full year 2011 are derived from the Company’s hotel portfolio at December 31, 2011, consisting of properties located in the United States and held for five or more quarters, in which operations are included in the consolidated results of the Company. As a result, same store comparisons contain 10 properties and exclude the Four Seasons Jackson Hole and Four Seasons Silicon Valley hotels, which were acquired on March 11, 2011, and the unconsolidated Hotel del Coronado and Fairmont Scottsdale Princess hotels.

North American same store hotel comparisons for the fourth quarter and full year 2011 are derived from the Company’s hotel portfolio at December 31, 2011, consisting of properties located in North America and held for five or more quarters, in which operations are included in the consolidated results of the Company. As a result, same store comparisons contain 11 properties, including the Four Seasons Punta Mita Resort and excluding the Four Seasons Jackson Hole and Four Seasons Silicon Valley hotels, which were acquired on March 11, 2011, and the unconsolidated Hotel del Coronado and Fairmont Scottsdale Princess hotels.

Total North American hotel comparisons for the fourth quarter and full year 2011 are derived from the Company’s hotel portfolio at December 31, 2011, consisting of properties in which operations are included in the consolidated results of the company, including the Four Seasons Jackson Hole and Four Seasons Silicon Valley hotels.

European hotel comparisons for the fourth quarter and full year 2011 are derived from the Company’s European owned and leased hotel properties at December 31, 2011, consisting of the Marriott London Grosvenor Square and the Marriott Hamburg.

Earnings Call

The Company will conduct its fourth quarter and full-year 2011 conference call for investors and other interested parties on Thursday, February 23, 2012 at 10:00 a.m. Eastern Time (ET). Interested individuals are invited to listen to the call by telephone at 888.680.0892 (toll international: 617.213.4858) with passcode 19468568. To participate on the web cast, log on to

http://edge.media-server.com/m/p/y86b8c79/lan/en 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning at 12:00 p.m. ET on February 23, 2012, through 11:59 p.m. ET on March 1, 2012. To access the replay, dial 888 286.8010 (toll international: 617 801.6888) and request replay pin number 47825728. A replay of the call will also be available on the Internet at http://www.strategichotels.com or http://www.earnings.com for 30 days after the call.

The Company also produces supplemental financial data that includes detailed information regarding its operating results. This supplemental data is considered an integral part of this earnings release. These materials are available on the Strategic Hotels & Resorts’ website at www.strategichotels.com within the fourth quarter information section.

About the Company

Strategic Hotels & Resorts, Inc. is a real estate investment trust (REIT) which owns and provides value-enhancing asset management of high-end hotels and resorts in the United States, Mexico and Europe. The Company currently has ownership interests in 17 properties with an aggregate of 7,762 rooms. For a list of current properties and for further information, please visit the Company’s website at http://www.strategichotels.com.

This press release contains forward-looking statements about the Company. Except for historical information, the matters discussed in this press release are forward-looking statements subject to certain risks and uncertainties. Actual results could differ materially from the Company’s projections. Factors that may contribute to these differences include, but are not limited to the following: the effects of the recent global economic recession upon business and leisure travel and the hotel markets in which the Company invests; the Company’s liquidity and refinancing demands; the Company’s ability to obtain or refinance maturing debt; the Company’s ability to maintain compliance with covenants contained in the Company’s debt facilities; the Company’s ability to meet the requirements of the Maryland General Corporation Law with respect to the payment of preferred dividends on the June 29, 2012 payment date; stagnation or further deterioration in economic and market conditions, particularly impacting business and leisure travel spending in the markets where the Company’s hotels operate and in which the Company invests, including luxury and upper upscale product; general volatility of the capital markets and the market price of the Company’s shares of common stock; availability of capital; the Company’s ability to dispose of properties in a manner consistent with the Company’s investment strategy and liquidity needs; hostilities and security concerns, including future terrorist attacks, or the apprehension of hostilities, in each case that affect travel within or to the United States, Mexico, Germany, England or other countries where the Company invests; difficulties in identifying properties to acquire and completing acquisitions; the Company’s failure to maintain effective internal control over financial reporting and disclosure controls and procedures; risks related to natural disasters; increases in interest rates and operating costs, including insurance premiums and real property taxes; contagious disease outbreaks, such as the H1N1 virus outbreak; delays and cost-overruns in construction and development; marketing challenges associated with entering new lines of business or pursuing new business strategies; the Company’s failure to maintain the Company’s status as a REIT; changes in the competitive environment in the Company’s industry and the markets where the Company invests; changes in real estate and zoning laws or regulations; legislative or regulatory changes, including changes to laws governing the taxation of REITS; changes in generally accepted accounting principles, policies and guidelines; and litigation, judgments or settlements.

Additional risks are discussed in the Company’s filings with the Securities and Exchange Commission, including those appearing under the heading “Item 1A. Risk Factors” in the Company’s most recent Form 10-K and subsequent Form 10-Qs. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this press release, and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

The following tables reconcile projected 2012 net loss attributable to common shareholders to projected Comparable EBITDA, Comparable FFO and Comparable FFO per diluted share (in millions, except per share data):

	Low Range	High Range
Net Loss Attributable to Common Shareholders	($86.7)	($71.8)
Depreciation and Amortization	111.2	111.2
Interest Expense	86.0	86.0
Income Taxes	1.0	1.0
Non-controlling Interests	(0.3)	(0.2)
Adjustments from Consolidated Affiliates	(4.2)	(4.2)
Adjustments from Unconsolidated Affiliates	28.8	28.8
Preferred Shareholder Dividends	24.2	24.2
Realized Portion of Deferred Gain on Sale Leasebacks	(0.2)	(0.2)
Adjustment for Value Creation Plan	5.2	5.2

Comparable EBITDA	$165.0	$180.0

	Low Range	High Range
Net Loss Attributable to Common Shareholders	($86.7)	($71.8)
Depreciation and Amortization	109.9	109.9
Realized Portion of Deferred Gain on Sale Leasebacks	(0.2)	(0.2)
Non-controlling Interests	(0.3)	(0.2)
Adjustments from Consolidated Affiliates	(1.2)	(1.2)
Adjustments from Unconsolidated Affiliates	15.6	15.6
Adjustment for Value Creation Plan	5.2	5.2

Comparable FFO	$42.3	$57.3
Comparable FFO per Diluted Share	$0.22	$0.30

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010
Revenues:
Rooms	$99,985	$93,885	$410,315	$362,559
Food and beverage	71,207	66,339	267,194	238,762
Other hotel operating revenue	21,047	22,696	80,907	79,981
Lease revenue	1,675	1,608	5,422	4,991

Total revenues	193,914	184,528	763,838	686,293

Operating Costs and Expenses:
Rooms	28,359	27,204	114,087	105,142
Food and beverage	50,018	47,241	192,028	171,279
Other departmental expenses	51,808	53,467	207,664	199,336
Management fees	6,516	6,093	24,719	22,911
Other hotel expenses	14,311	8,733	53,808	48,781
Lease expense	1,163	1,170	4,865	4,566
Depreciation and amortization	25,840	32,406	112,062	130,601
Impairment losses and other charges	—	141,858	—	141,858
Corporate expenses	15,650	12,594	39,856	34,692

Total operating costs and expenses	193,665	330,766	749,089	859,166

Operating income (loss)	249	(146,238)	14,749	(172,873)

Interest expense	(19,299)	(17,797)	(86,447)	(86,285)
Interest income	49	61	173	430
Loss on early extinguishment of debt	—	—	(1,237)	(925)
Loss on early termination of derivative financial instruments	—	—	(29,242)	(18,263)
Equity in (losses) earnings of unconsolidated affiliates	(2,949)	10,125	(9,215)	13,025
Foreign currency exchange loss	(79)	(16)	(2)	(1,410)
Other income, net	1,051	99	5,767	2,398

Loss before income taxes and discontinued operations	(20,978)	(153,766)	(105,454)	(263,903)
Income tax expense	(691)	(1,112)	(970)	(1,408)

Loss from continuing operations	(21,669)	(154,878)	(106,424)	(265,311)
Income from discontinued operations, net of tax	357	28,037	101,572	34,511

Net loss	(21,312)	(126,841)	(4,852)	(230,800)
Net loss attributable to the noncontrolling interests in SHR’s operating partnership	99	808	29	1,687
Net loss (income) attributable to the noncontrolling interests in consolidated affiliates	614	(1,080)	(383)	(1,938)

Net loss attributable to SHR	(20,599)	(127,113)	(5,206)	(231,051)
Preferred shareholder dividends	4,682	(7,722)	(18,482)	(30,886)

Net loss attributable to SHR common shareholders	$(15,917)	$(134,835)	$(23,688)	$(261,937)

Basic and Diluted Loss Per Share:
Loss from continuing operations attributable to SHR common shareholders	$(0.09)	$(1.07)	$(0.70)	$(2.41)
Income from discontinued operations attributable to SHR common shareholders	—	0.18	0.57	0.28

Net loss attributable to SHR common shareholders	$(0.09)	$(0.89)	$(0.13)	$(2.13)

Weighted average common shares outstanding	186,151	151,663	176,576	122,933

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Consolidated Balance Sheets

(in thousands, except share data)

	December 31,
	2011	2010
Assets
Investment in hotel properties, net	$1,692,431	$1,835,451
Goodwill	40,359	40,359
Intangible assets, net of accumulated amortization of $8,915 and $6,536	30,635	32,620
Assets held for sale	—	45,145
Investment in unconsolidated affiliates	126,034	18,024
Cash and cash equivalents	72,013	78,842
Restricted cash and cash equivalents	39,498	34,618
Accounts receivable, net of allowance for doubtful accounts of $1,698 and $1,922	43,597	35,250
Deferred financing costs, net of accumulated amortization of $3,488 and $15,756	10,845	3,322
Deferred tax assets	2,230	4,121
Prepaid expenses and other assets	29,047	34,564

Total assets	$2,086,689	$2,162,316

Liabilities, Noncontrolling Interests and Equity
Liabilities:
Mortgages and other debt payable	$1,000,385	$1,118,281
Bank credit facility	50,000	28,000
Liabilities of assets held for sale	—	93,206
Accounts payable and accrued expenses	249,179	270,703
Distributions payable	72,499	—
Deferred tax liabilities	47,623	1,732

Total liabilities	1,419,686	1,511,922
Noncontrolling interests in SHR’s operating partnership	4,583	5,050
Equity:
SHR’s shareholders’ equity:
8.50% Series A Cumulative Redeemable Preferred Stock ($0.01 par value; 4,148,141 and 4,488,750 shares issued and outstanding; liquidation preference $25.00 per share plus accrued distributions and $130,148 and $131,296 in the aggregate)	99,995	108,206
8.25% Series B Cumulative Redeemable Preferred Stock ($0.01 par value; 3,615,375 and 4,600,000 shares issued and outstanding; liquidation preference $25.00 per share plus accrued distributions and $112,755 and $133,975 in the aggregate)	87,064	110,775
8.25% Series C Cumulative Redeemable Preferred Stock ($0.01 par value; 3,827,727 and 5,750,000 shares issued and outstanding; liquidation preference $25.00 per share plus accrued distributions and $119,377 and $167,469 in the aggregate)	92,489	138,940
Common shares ($0.01 par value; 250,000,000 common shares authorized; 185,627,199 and 151,305,314 common shares issued and outstanding)	1,856	1,513
Additional paid-in capital	1,634,067	1,553,286
Accumulated deficit	(1,190,621)	(1,185,294)
Accumulated other comprehensive loss	(70,652)	(107,164)

Total SHR’s shareholders’ equity	654,198	620,262
Noncontrolling interests in consolidated affiliates	8,222	25,082

Total equity	662,420	645,344

Total liabilities, noncontrolling interests and equity	$2,086,689	$2,162,316

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

FINANCIAL HIGHLIGHTS

Supplemental Financial Data

(in thousands, except per share information)

	December 31, 2011
	Pro Rata Share	Consolidated
Capitalization
Common shares outstanding	185,627	185,627
Operating partnership units outstanding	853	853
Restricted stock units outstanding	1,208	1,208
Value Creation Plan units outstanding	1,156	1,156

Combined shares and units outstanding	188,844	188,844
Common stock price at end of period	$5.37	$5.37

Common equity capitalization	$1,014,092	$1,014,092
Preferred equity capitalization (at $25.00 face value)	289,102	289,102
Consolidated debt	1,050,385	1,050,385
Pro rata share of unconsolidated debt	212,275	—
Pro rata share of consolidated debt	(45,548)	—
Cash and cash equivalents	(72,013)	(72,013)

Total enterprise value	$2,448,293	$2,281,566

Net Debt / Total Enterprise Value	46.8%	42.9%
Preferred Equity / Total Enterprise Value	11.8%	12.7%
Common Equity / Total Enterprise Value	41.4%	44.4%

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Discontinued Operations

The results of operations of hotels sold are classified as discontinued operations and segregated in the consolidated statements of operations for all periods presented. The following hotels were sold during 2011 and 2010 (in thousands):

Hotel	Date Sold	Net Sales Proceeds
Paris Marriott Champs Elysees (Paris Marriott)	April 6, 2011	$58,012
InterContinental Prague	December 15, 2010	$3,564

The following is a summary of income from discontinued operations for the three months and years ended December 31, 2011 and 2010 (in thousands):

	Three Months Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010
Hotel operating revenues	$—	$16,896	$9,743	$68,883

Operating costs and expenses	—	14,858	9,456	55,252
Depreciation and amortization	—	567	—	5,980

Total operating costs and expenses	—	15,425	9,456	61,232

Operating income	—	1,471	287	7,651
Interest expense	—	(1,990)	—	(9,706)
Interest income	—	13	—	32
Loss on early extinguishment of debt	—	(95)	—	(95)
Foreign currency exchange (loss) gain	—	(98)	51	7,392
Other income, net	—	—	326	—
Income tax benefit (expense)	—	260	(379)	(476)
Gain on sale	357	28,476	101,287	29,713

Income from discontinued operations	$357	$28,037	$101,572	$34,511

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Investments in the Hotel del Coronado and Fairmont Scottsdale Princess Hotel

(in thousands)

On January 9, 2006, we purchased a 45% interest in the unconsolidated affiliate that owns the Hotel del Coronado. On February 4, 2011, we completed a recapitalization of the unconsolidated affiliate. As part of the recapitalization, a new unconsolidated affiliate was formed to own the Hotel del Coronado and to invest cash in the asset. Pursuant to the terms of the recapitalization, we became a limited partner in the new unconsolidated affiliate, and our ownership interest in the Hotel del Coronado decreased from 45% to 34.3%. On June 9, 2011, we completed a recapitalization of the Fairmont Scottsdale Princess hotel. As part of the recapitalization, our ownership interest in the Fairmont Scottsdale Princess hotel decreased from 100% to 50%. We account for these investments using the equity method of accounting.

	Three Months Ended December 31, 2011			Three Months Ended December 31, 2010
	Hotel del Coronado	Fairmont Scottsdale Princess	Total	Hotel del Coronado	Fairmont Scottsdale Princess	Total
Total revenues (100%)	$30,324	$18,322	$48,646	$29,021	$—	$29,021
Property EBITDA (100%)	$7,697	$2,052	$9,749	$5,629	$—	$5,629
Equity in (losses) earnings of unconsolidated affiliates (SHR ownership)
Property EBITDA	$2,640	$1,026	$3,666	$2,533	$—	$2,533
Depreciation and amortization	(1,674)	(1,765)	(3,439)	(1,891)	—	(1,891)
Interest expense	(2,515)	(204)	(2,719)	(2,003)	—	(2,003)
Gain on extinguishment of debt	—	—	—	11,025	—	11,025
Other expenses, net	(22)	(17)	(39)	(32)	—	(32)
Income taxes	(49)	—	(49)	392	—	392

Equity in (losses) earnings of unconsolidated affiliates	$(1,620)	$(960)	$(2,580)	$10,024	$—	$10,024

EBITDA Contribution
Equity in (losses) earnings of unconsolidated affiliates	$(1,620)	$(960)	$(2,580)	$10,024	$—	$10,024
Depreciation and amortization	1,674	1,765	3,439	1,891	—	1,891
Interest expense	2,515	204	2,719	2,003	—	2,003
Gain on extinguishment of debt	—	—	—	(11,025)	—	(11,025)
Income taxes	49	—	49	(392)	—	(392)

EBITDA Contribution	$2,618	$1,009	$3,627	$2,501	$—	$2,501

FFO Contribution
Equity in (losses) earnings of unconsolidated affiliates	$(1,620)	$(960)	$(2,580)	$10,024	$—	$10,024
Depreciation and amortization	1,674	1,765	3,439	1,891	—	1,891
Gain on extinguishment of debt	—	—	—	(11,025)	—	(11,025)

FFO Contribution	$54	$805	$859	$890	$—	$890

	Year Ended December 31, 2011			Year Ended December 31, 2010
	Hotel del Coronado	Fairmont Scottsdale Princess	Total	Hotel del Coronado	Fairmont Scottsdale Princess	Total
Total revenues (100%)	$136,727	$30,711	$167,438	$127,960	$—	$127,960
Property EBITDA (100%)	$42,445	$(1,144)	$41,301	$36,500	$—	$36,500
Equity in (losses) earnings of unconsolidated affiliates (SHR ownership)
Property EBITDA	$14,662	$(572)	$14,090	$16,425	$—	$16,425
Depreciation and amortization	(6,637)	(4,022)	(10,659)	(7,894)	—	(7,894)
Interest expense	(9,897)	(452)	(10,349)	(7,714)	—	(7,714)
Gain on extinguishment of debt	—	—	—	11,025	—	11,025
Other expenses, net	(1,569)	(657)	(2,226)	(195)	—	(195)
Income taxes	505	—	505	503	—	503

Equity in (losses) earnings of unconsolidated affiliates	$(2,936)	$(5,703)	$(8,639)	$12,150	$—	$12,150

EBITDA Contribution
Equity in (losses) earnings of unconsolidated affiliates	$(2,936)	$(5,703)	$(8,639)	$12,150	$—	$12,150
Depreciation and amortization	6,637	4,022	10,659	7,894	—	7,894
Interest expense	9,897	452	10,349	7,714	—	7,714
Gain on extinguishment of debt	—	—	—	(11,025)	—	(11,025)
Income taxes	(505)	—	(505)	(503)	—	(503)

EBITDA Contribution	$13,093	$(1,229)	$11,864	$16,230	$—	$16,230

FFO Contribution
Equity in (losses) earnings of unconsolidated affiliates	$(2,936)	$(5,703)	$(8,639)	$12,150	$—	$12,150
Depreciation and amortization	6,637	4,022	10,659	7,894	—	7,894
Gain on extinguishment of debt	—	—	—	(11,025)	—	(11,025)

FFO Contribution	$3,701	$(1,681)	$2,020	$9,019	$—	$9,019

Debt	Interest Rate		Spread over LIBOR		Loan Amount	Maturity (b)
Hotel del Coronado
CMBS Mortgage and Mezzanine	5.80	%(a)	480bp	(a)	$425,000	March 2016
Cash and cash equivalents					(23,223)

Net Debt					$401,777

Fairmont Scottsdale Princess
CMBS Mortgage	0.66%		36 bp		$133,000	April 2015
Cash and cash equivalents					(2,460)

Net Debt					$130,540

Caps	Effective Date	LIBOR Cap Rate	Notional Amount	Maturity
Hotel del Coronado
CMBS Mortgage and Mezzanine Loan Caps	February 2011	2.00%	$425,000	February 2013
CMBS Mortgage and Mezzanine Loan Caps	February 2013	2.50%	$425,000	March 2013
Fairmont Scottsdale Princess
CMBS Mortgage Loan Cap	June 2011	4.00%	$133,000	December 2013

(a)	Subject to a 1% LIBOR floor.
(b)	Includes extension options.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Leasehold Information

(in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010
Paris Marriott (a):
Property EBITDA	$—	$3,753	$3,455	$19,611
Revenue (b)	$—	$3,753	$3,455	$19,611

Lease expense	—	(2,978)	(3,274)	(11,893)
Less: Deferred gain on sale-leaseback	—	(1,144)	(1,214)	(4,465)

Adjusted lease expense	—	(4,122)	(4,488)	(16,358)

EBITDA contribution from leasehold	$—	$(369)	$(1,033)	$3,253

Marriott Hamburg:
Property EBITDA	$1,568	$1,681	$6,603	$6,051
Revenue (b)	$1,675	$1,608	$5,422	$4,991

Lease expense	(1,163)	(1,170)	(4,865)	(4,566)
Less: Deferred gain on sale-leaseback	(66)	(53)	(217)	(207)

Adjusted lease expense	(1,229)	(1,223)	(5,082)	(4,773)

EBITDA contribution from leasehold	$446	$385	$340	$218

Total Leaseholds:
Property EBITDA	$1,568	$5,434	$10,058	$25,662
Revenue (b)	$1,675	$5,361	$8,877	$24,602

Lease expense	(1,163)	(4,148)	(8,139)	(16,459)
Less: Deferred gain on sale-leasebacks	(66)	(1,197)	(1,431)	(4,672)

Adjusted lease expense	(1,229)	(5,345)	(9,570)	(21,131)

EBITDA contribution from leaseholds	$446	$16	$(693)	$3,471

	December 31,
	2011	2010
Security Deposits (c):
Paris Marriott	$—	$14,459
Marriott Hamburg	2,462	2,540

Total	$2,462	$16,999

(a)	On April 6, 2011, we sold our leasehold interest in the Paris Marriott. The results of operations for the Paris Marriott have been classified as discontinued operations for all periods presented.
(b)	For the three months and years ended December 31, 2011 and 2010, Revenue for the Paris Marriott represents Property EBITDA. For the three months and years ended December 31, 2011 and 2010, Revenue for the Marriott Hamburg represents lease revenue.
(c)	The security deposits are recorded in other assets on the consolidated balance sheets.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Non-GAAP Financial Measures

We present five non-GAAP financial measures that we believe are useful to management and investors as key measures of our operating performance: Funds from Operations (FFO); FFO—Fully Diluted; Comparable FFO; Earnings Before Interest Expense, Taxes, Depreciation and Amortization (EBITDA); and Comparable EBITDA.

EBITDA represents net income (or loss) attributable to SHR common shareholders excluding: (i) interest expense, (ii) income taxes, including deferred income tax benefits and expenses applicable to our foreign subsidiaries and income taxes applicable to sale of assets; (iii) depreciation and amortization; and (iv) preferred stock dividends. EBITDA also excludes interest expense, income taxes and depreciation and amortization of our unconsolidated affiliates. EBITDA is presented on a full participation basis, which means we have assumed conversion of all redeemable noncontrolling interests of our operating partnership into our common stock. We believe this treatment of noncontrolling interests provides useful information for management and our investors and appropriately considers our current capital structure. We also present Comparable EBITDA, which eliminates the effect of realizing deferred gains on our sale leasebacks, as well as the effect of gains or losses on sales of assets, early extinguishment of debt, impairment losses, foreign currency exchange gains or losses and other non-cash charges, such as the Value Creation Plan expense. We believe EBITDA and Comparable EBITDA are useful to management and investors in evaluating our operating performance because they provide management and investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe they help management and investors meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our asset base (primarily depreciation and amortization) from our operating results. Our management also uses EBITDA and Comparable EBITDA as measures in determining the value of acquisitions and dispositions.

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, with the exception of impairment of depreciable real estate. NAREIT adopted a definition of FFO in order to promote an industry-wide standard measure of REIT operating performance. NAREIT defines FFO as net income (or loss) (computed in accordance with GAAP) excluding losses or gains from sales of depreciable property, impairment of depreciable real estate, real estate-related depreciation and amortization, and our portion of these items related to unconsolidated affiliates. We also present FFO—Fully Diluted, which is FFO plus income or loss on income attributable to redeemable noncontrolling interests in our operating partnership. We also present Comparable FFO, which is FFO—Fully Diluted excluding the impact of any gains or losses on early extinguishment of debt, impairment losses, foreign currency exchange gains or losses and other non-cash charges, such as the Value Creation Plan expense. We believe that the presentation of FFO, FFO—Fully Diluted and Comparable FFO provides useful information to management and investors regarding our results of operations because they are measures of our ability to fund capital expenditures and expand our business. In addition, FFO is widely used in the real estate industry to measure operating performance without regard to items such as depreciation and amortization. We also present Comparable FFO per diluted share as a non-GAAP measure of our performance. We calculate Comparable FFO per diluted share for a given operating period as our Comparable FFO (as defined above) divided by the weighted average of fully diluted shares outstanding. Comparable FFO per diluted share, in accordance with NAREIT, is adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under share-based compensation plans, operating partnership units and exchangeable debt securities. No effect is shown for securities that are anti-dilutive.

We caution investors that amounts presented in accordance with our definitions of FFO, FFO—Fully Diluted, Comparable FFO, EBITDA, and Comparable EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. FFO, FFO—Fully Diluted, Comparable FFO, EBITDA, and Comparable EBITDA should not be considered as an alternative measure of our net income (or loss) or operating performance. FFO, FFO—Fully Diluted, Comparable FFO, EBITDA, and Comparable EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that FFO, FFO—Fully Diluted, Comparable FFO, EBITDA, and Comparable EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily a better indicator of any trend as compared to comparable GAAP measures such as net income (or loss) attributable to SHR common shareholders. In addition, you should be aware that adverse economic and market conditions might negatively impact our cash flow. We have provided a quantitative reconciliation of FFO, FFO—Fully Diluted, Comparable FFO, EBITDA, and Comparable EBITDA to the most directly comparable GAAP financial performance measure, which is net income (or loss) attributable to SHR common shareholders.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Reconciliation of Net Loss Attributable to SHR Common Shareholders to EBITDA and Comparable EBITDA

(in thousands)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2011	2010	2011	2010
Net loss attributable to SHR common shareholders	$(15,917)	$(134,835)	$(23,688)	$(261,937)
Depreciation and amortization—continuing operations	25,840	32,406	112,062	130,601
Depreciation and amortization—discontinued operations	—	567	—	5,980
Interest expense—continuing operations	19,299	17,797	86,447	86,285
Interest expense—discontinued operations	—	1,990	—	9,706
Income taxes—continuing operations	691	1,112	970	1,408
Income taxes—discontinued operations	—	(260)	379	476
Noncontrolling interests	(99)	(808)	(29)	(1,687)
Adjustments from consolidated affiliates	(1,302)	(2,013)	(6,733)	(7,609)
Adjustments from unconsolidated affiliates	6,928	3,673	23,221	15,563
Preferred shareholder dividends	(4,682)	7,722	18,482	30,886

EBITDA	30,758	(72,649)	211,111	9,672
Realized portion of deferred gain on sale-leaseback—continuing operations	(66)	(53)	(217)	(207)
Realized portion of deferred gain on sale-leaseback—discontinued operations	—	(1,144)	(1,214)	(4,465)
Gain on sale of assets—continuing operations	—	—	(2,640)	—
Gain on sale of assets—discontinued operations	(357)	(28,476)	(101,287)	(29,713)
Impairment losses and other charges	—	141,858	—	141,858
Loss on early extinguishment of debt—continuing operations	—	—	1,237	925
Loss on early extinguishment of debt—discontinued operations	—	95	—	95
Loss on early termination of derivative financial instruments	—	—	29,242	18,263
Gain on extinguishment of debt of unconsolidated affiliate	—	(11,025)	—	(11,025)
Foreign currency exchange loss—continuing operations (a)	79	16	2	1,410
Foreign currency exchange loss (gain)—discontinued operations (a)	—	98	(51)	(7,392)
Adjustment for Value Creation Plan	9,529	5,743	18,607	12,614

Comparable EBITDA	$39,943	$34,463	$154,790	$132,035

(a)	Foreign currency exchange gains or losses applicable to third-party and inter-company debt and certain balance sheet items held by foreign subsidiaries.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Reconciliation of Net Loss Attributable to SHR Common Shareholders to

Funds From Operations (FFO), FFO—Fully Diluted and Comparable FFO

(in thousands, except per share data)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2011	2010	2011	2010
Net loss attributable to SHR common shareholders	$(15,917)	$(134,835)	$(23,688)	$(261,937)
Depreciation and amortization—continuing operations	25,840	32,406	112,062	130,601
Depreciation and amortization—discontinued operations	—	567	—	5,980
Corporate depreciation	(273)	(303)	(1,141)	(1,217)
Gain on sale of assets—continuing operations	—	—	(2,640)	—
Gain on sale of assets—discontinued operations	(357)	(28,476)	(101,287)	(29,713)
Realized portion of deferred gain on sale-leaseback—continuing operations	(66)	(53)	(217)	(207)
Realized portion of deferred gain on sale-leaseback—discontinued operations	—	(1,144)	(1,214)	(4,465)
Deferred tax expense on realized portion of deferred gain on sale-leasebacks	—	357	379	1,393
Noncontrolling interests adjustments	(135)	(222)	(575)	(1,159)
Adjustments from consolidated affiliates	(664)	(1,335)	(4,486)	(5,979)
Adjustments from unconsolidated affiliates	3,740	1,874	11,763	7,973

FFO	12,168	(131,164)	(11,044)	(158,730)
Redeemable noncontrolling interests	36	(586)	546	(528)

FFO—Fully Diluted	12,204	(131,750)	(10,498)	(159,258)
Impairment losses and other charges	—	141,858	—	141,858
Non-cash mark to market of interest rate swaps—continuing operations	(1,696)	(535)	(2,183)	9,014
Non-cash mark to market of interest rate swaps—discontinued operations	—	(204)	—	25
Loss on early extinguishment of debt—continuing operations	—	—	1,237	925
Loss on early extinguishment of debt—discontinued operations	—	95	—	95
Loss on early termination of derivative financial instruments	—	—	29,242	18,263
Gain on extinguishment of debt of unconsolidated affiliate	—	(11,025)	—	(11,025)
Foreign currency exchange loss—continuing operations (a)	79	16	2	1,410
Foreign currency exchange loss (gain), net of tax—discontinued operations (a)	—	95	(51)	(7,421)
Adjustment for Value Creation Plan	9,529	5,743	18,607	12,614

Comparable FFO	$20,116	$4,293	$36,356	$6,500

Comparable FFO per diluted share	$0.11	$0.03	$0.20	$0.05

Weighted average diluted shares	188,340	151,663	179,319	122,933

(a)	Foreign currency exchange gains or losses applicable to third-party and inter-company debt and certain balance sheet items held by foreign subsidiaries.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Debt Summary

(dollars in thousands)

Debt	Interest Rate	Spread (a)	Loan Amount	Maturity (b)
Hyatt Regency La Jolla	1.30%	100 bp	$97,500	September 2012
North Beach Venture	5.00%	Fixed	1,476	January 2013
Marriott London Grosvenor Square (c)	2.18%	110 bp (c)	113,659	October 2013
Bank credit facility	3.30%	300 bp	50,000	June 2015
Four Seasons Washington, D.C.	3.45%	315 bp	130,000	July 2016
Westin St. Francis	6.09%	Fixed	220,000	June 2017
Fairmont Chicago	6.09%	Fixed	97,750	June 2017
InterContinental Miami	3.80%	350 bp	85,000	July 2018
Loews Santa Monica Beach Hotel	4.15%	385 bp	110,000	July 2018
InterContinental Chicago	5.61%	Fixed	145,000	August 2021

			$1,050,385

(a)	Spread over LIBOR (0.30% at December 31, 2011).
(b)	Includes extension options.
(c)	Principal balance of £73,130,000 at December 31, 2011. Spread over three-month GBP LIBOR (1.08% at December 31, 2011).

Domestic and European Interest Rate Swaps

Swap Effective Date	Fixed Pay Rate Against LIBOR	Notional Amount	Maturity
February 2010	4.90%	$100,000	September 2014
February 2010	4.96%	100,000	December 2014
December 2010	5.23%	100,000	December 2015
February 2011	5.27%	100,000	February 2016

	5.09%	$400,000

	000000000	000000000	000000000
Swap Effective Date	Fixed Pay Rate Against GBP LIBOR	Notional Amount	Maturity
October 2007	5.72%	£73,130	October 2013

At December 31, 2011, future scheduled debt principal payments (including extension options) are as follows:

Years ending December 31,	Amount
2012	$109,099
2013	122,799
2014	13,872
2015	65,046
2016	145,861
Thereafter	593,708

$1,050,385

Percent of fixed rate debt including U.S. and European swaps	93.1%
Weighted average interest rate including U.S. and European swaps (d)	6.63%
Weighted average maturity of fixed rate debt (debt with maturity of greater than one year)	4.81

(d)	Excludes the amortization of deferred financing costs and the amortization of the interest rate swap costs.